UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 24, 2018

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01. Other Matters

Magellan Health, Inc. (the “Company”) was notified today by the Florida Agency for Health Care Administration (“ACHA”) that Florida MHS, Inc. (“FL MHS”) d/b/a Magellan Complete Care of Florida has not been selected to negotiate a new contract to serve as a vendor for its Medicaid managed care program. The contract is for the management of the publicly funded program that delivers fully integrated healthcare services to Medicaid recipients. The Company’s existing contract to provide these services began on February 4, 2014 and extends through December 31, 2018; such contract generated net revenues of $605.9 million for the year ended December 31, 2017. The Company plans to file a protest with AHCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: April 24, 2018	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer